Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements No. 333-237060 on Form S-3 and Nos. 333-18619, 333-39305, 333-35818, 333-97759, 333-110135, 333-110136, 333-124483, 333-133731, 333-148918, 333-158799, 333-166288, 333-176432, 333-195500, 333-209534, 333-211434, 333-224569 and 333-255718 on Form S-8 of our report dated February 23, 2023, with respect to the consolidated financial statements of Olin Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

St. Louis, Missouri
February 23, 2023